EXHIBIT 10.3

FORM OF DEBT CONVERSION AGREEMENT

DEBT CONVERSION AGREEMENT, dated effective the 29th day of March, 2005, by and between MedicalCV, Inc., a Minnesota corporation (the “Company”), and                                  (the “Lender”).

RECITALS

1.                                       Lender has previously made available to the Company certain loans described in Exhibit A attached hereto and made a part hereof (collectively, the “Loans”).

2.                                       Under the Loans, the Company is indebted to Lender in the principal amount of $                 , plus accrued interest thereon through the effective time of the conversion effected hereby, if any (collectively the “Loan Balance”).

3.                                       The Company seeks to complete a private placement (the “Private Placement”) of its 5% Series A Convertible Preferred Stock (the “Preferred Stock”) and Common Stock Purchase Warrants (the “Warrants” and together with the Preferred Stock collectively, the “Securities”) and has requested that Lender convert the Loans into the Securities, to be purchased pursuant to the terms and conditions of that certain Securities Purchase Agreement in the form attached hereto as Exhibit B and made a part hereof (the “Securities Purchase Agreement”).

4.                                       Lender has reviewed the Securities Purchase Agreement and the documents appended thereto (collectively the “Private Placement Documents”) to be entered into among the Company and the investors to be named therein and has agreed to the terms thereof and the conversion of the Loan Balance and to become an investor in the Private Placement, in each case subject to the conditions and according to the terms in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

1.                                       Conversion of Loans.

1.1                                 Subject to the terms and conditions of this Agreement and the Private Placement Documents, Lender agrees to convert the Company’s obligation to pay the Loan Balance to Lender into the Securities by entering into the Private Placement Documents with the Company and having the Company’s obligation to pay the Loan Balance converted into Lender’s payment of its “Investment Amount” under a Securities Purchase Agreement between the Company and the Lender.  The Company agrees that upon the effective time of the conversion, such conversion will satisfy the Lender’s obligation to pay its “Investment Amount” under the Securities Purchase Agreement between the Company and the Lender.

1.2                                 The conversion of the Loan Balance shall be deemed to occur upon: (1) the satisfaction of all conditions precedent to such conversion set forth in this Agreement, and (2) the satisfaction or waiver of all conditions precedent to the obligations of Lender to purchase Securities as provided in the Securities Purchase Agreement between Lender and the Company.

1.3                                 The Company agrees to execute and deliver (or cause to be executed and delivered, as the case may be) to the Lender at the date and time of the closing of the Company’s Private Placement (the “Closing”) each of the Private Placement Documents required to be given by the Company to the “Investors” as defined in the Securities Purchase Agreement, each in form reasonably acceptable to the Lender, including, without limitation, a Securities Purchase Agreement, a Registration Rights Agreement (as defined in the Securities Purchase Agreement), the Warrants, one or more certificates evidencing the correct number of shares of Preferred Stock, and certain other opinions and certificates.  Lender agrees to execute and deliver to the Company at the Closing each of the Private Placement Documents requiring the signature of an investor.

2.                                       Conditions Precedent.  The effectiveness of the conversion described in Section 1.1 above and any of the Lender’s obligations under any Private Placement Documents entered into in connection therewith is expressly conditioned upon the prior or simultaneous satisfaction of the following conditions precedent:

2.1                                 The Company must receive gross cash proceeds in the Private Placement of at least $10,000,000, excluding conversion of the Loan Balance.

2.2                                 The Company must execute and deliver a Securities Purchase Agreement to the Lender and satisfy all of the conditions precedent to the obligations of Lender to purchase Securities as provided in such Securities Purchase Agreement with respect to Lender in its capacity “Investor” under such agreement.

2.3                                 The representations and warranties in Section 4 below must be true and correct.

3.                                       Termination.

3.1                                 In the event a Closing does not occur on or before April 5, 2005, this Agreement (and any Private Placement Documents entered into by the Lender) shall be null and void and of no further force or effect.

3.2                                 The Company may terminate this Agreement upon written notice to Lender if the Company determines to abandon or materially modify the terms of the Private Placement.

3.3                                 Any termination pursuant to this Section 3 shall be without liability by any party to the other.

4.                                       Representations and Warranties.  To induce the Lender to enter into this Agreement, the Company represents and warrants to the Lender that:

4.1                                 The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

5.                                       Miscellaneous.

5.1                                 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to the conversion of the Loans.

5.2                                 Any and all notices or communications required or permitted shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall hereafter specify to the other party hereto in writing.

5.3                                 This Agreement shall be binding on the Company and the Lender and their respective successors and assigns, and shall inure to the benefit of the Company and the Lender, and their successors and assigns.  The Company shall not assign its rights or duties hereunder without the written consent of the Lender.

5.4                                 Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5                                 The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

5.6                                 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

5.7                                 The validity, construction and enforceability of this Agreement shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

[Signatures contained on following page]

THE PARTIES HERETO have caused this Agreement to be executed as of the date first above written.

MEDICALCV, INC.

By:
Name: John H. Jungbauer
Title: Chief Financial Officer

9725 South Robert Trail
Inver Grove Heights, MN 55077
Attention: Chief Executive Officer
Telephone: (651) 452-3000
Fax: (651) 452-4948

with a copy to:	Avron L. Gordon, Esq.
Briggs and Morgan, P.A.
2200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Telephone: (612) 977-8455
Fax (612) 977-8650

LENDER

By:
Name:
Title:

[ADDRESS]

EXHIBIT A

[DESCRIPTION OF INDEBTEDNESS BEING CONVERTED]

A-1

EXHIBIT B

[PRIVATE PLACEMENT DOCUMENTS]

B-1